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                                                                  EXHIBIT (4)(f)
                THE LUBRIZOL CORPORATION
                29400 Lakeland Boulevard
                Wickliffe, Ohio   44092

                                October 28, 1991

National City Bank
1900 East Ninth Street
Cleveland, Ohio 44114

Attention:  Corporate Trust Department

         Re:  Amendment No. 2 to Rights Agreement

Gentlemen:

         Pursuant to Section 26 of the Rights Agreement, dated as of October 6, 1987, between The Lubrizol Corporation, an Ohio corporation (the "Company"), and National City Bank (the "Rights Agent"), as amended by an Amendment to Rights Agreement, dated October 24, 1988, between the Company and the Rights Agent (as amended, the "Rights Agreement"), the Company, by resolutions adopted by the unanimous vote of its Board of Directors, hereby amends the Rights Agreement as follows (this Amendment No. 2 to Rights Agreement is hereinafter referred to as "this Amendment"):

1. To amend clause (ii) of the Recitals to read in its entirety as follows:

    "(ii) the Expiration Date, or"

2.  To amend Section 1(a) to add the following at the end of
Section 1(a):

"; and provided, further, that a Person shall not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until (i) such time as such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (ii) any other Person who is the
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Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person."

3.  To renumber Sections 1(i) and 1(j) as Sections 1(m) and
1(n), respectively, to reflect the addition of Sections l(i), 1(j), 1(k), 1(l) and 1(o) pursuant to item 5 of this Amendment.

4.  To renumber Sections 1(k) and 1(1) as Sections 1(p) and
1(q), respectively, to reflect the addition of Section 1(o) pursuant to item 5 of this Amendment.

5. To add new Sections 1(i), 1(j), 1(k), 1(l), 1(o) and 1(r) to read in their entirety as follows:

    "(i) "Distribution Date" shall have the meaning ascribed to such term in Section 3 hereof.

    (j) "Expiration Date" shall mean the earlier of (i) the date on which the Rights are redeemed as provided in Section 23 hereof or (ii) the time at which all exercisable Rights are exchanged as provided in Section 11(p) hereof.

    (k) "Flip-In Event" shall mean any event described in clauses (A), (B) or (C) of Section 11(a)(ii) hereof.

    (l) "Flip-Over Event" shall mean any event described in clauses (i), (ii) or (iii) of Section 11(d) hereof.

    (o) "Redemption Price" shall mean $.05 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

    (r) "Triggering Event" shall mean any Flip-In Event or
Flip-Over Event.

6. To amend the first sentence of Section 3(a) to read in its entirety as follows:

    "Until the earliest of (i) the Close of business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Directors of the Company) after the Share Acquisition Date,
(ii) the Close of business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Directors of the Company) after the date of the commencement of a tender or exchange offer by any Person (other than the Company or any Subsidiary or any employee benefit or stock ownership plan of the Company or of any Subsidiary or any entity holding Common Shares for or pursuant to the terms of any such plan), if upon the consummation thereof such Person would be the Beneficial Owner of 20% or more of the outstanding Common Shares, and
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                                       3

(iii) the Close of business on the tenth Business Day after the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) of the first occurrence of a Triggering Event (the earliest of such dates being herein referred to as the "Distribution Date"), the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the record holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares in the stock transfer books of the Company maintained by the Company or its appointed transfer agent."

7. To amend the last sentence of Section 3(a) to delete the following clause:

         "Section 11(a)(ii) or Section 11(d)"

8. To amend the second sentence of Section 4 to delete the following clause:

         "shall be dated as of the Record Date, and"

9.  To amend Section 7(a) to read in its entirety as follows:

         "(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and at or prior to the Close of business on the earlier of the Expiration Date or the Final Expiration Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at an office of the Rights Agent designated for such purpose, together with an amount in cash, in lawful money of the United States of America, by certified check or bank draft payable to the order of the Company, equal to the Purchase Price for each Common Share as to which such surrendered Rights are exercised, or, if applicable, the exercise price per Right specified in Sections 11(a)(ii) or 11(d) hereof, as the case may be, together with an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof; provided, however, that after the later of the first occurrence of a Triggering Event and the Distribution Date, in lieu of the cash payment payable to the Company referred to in this sentence, the registered holder of a Right Certificate evidencing exercisable Rights (which shall not include Rights that have become void pursuant to Section 11(a)(ii) hereof) may, at its option, exercise the Rights evidenced thereby in whole or in part in accordance with this Section 7(a) upon
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surrender of the Right Certificate as described above, together with the election to exercise such Rights without payment of cash on the reverse side thereof duly completed. With respect to any Rights as to which such an election to exercise without payment of cash is made, the holder shall receive, upon exercise, a number of Common Shares or other securities, as the case may be, having a current per share market price
(determined pursuant to Section 11(e) hereof as of the date of the first occurrence of any Triggering Event) equal to the excess of (i) the aggregate current per share market price of the Common Shares or other securities (determined pursuant to Section 11(e) hereof as of the date of the first occurrence of any Triggering Event) that would have been issuable upon payment of the cash amount as described above over (ii) the amount of cash that would have been payable to the Company upon exercise absent such election."

10. To amend Section 7(b) to read in its entirety as follows:

    "(b) The Purchase Price for each Common Share pursuant to exercise of a Right shall initially be $150 (equivalent to $75 for each one-half of a Common Share), and shall be subject to adjustment from time to time as provided in Section 11 hereof."

11. To amend Section 7(c) to read in its entirety as follows:

    "(c) Subject to Sections 7(d), 11(a)(ii), and 11(d) hereof, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by either payment as described above or a duly completed election to exercise without payment of cash, the Rights Agent shall promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of whole Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) if appropriate, requisition from the Company the amount of cash to be paid or depository receipts to be issued in lieu of the issuance of fractional shares in accordance with
Section 14 hereof or in lieu of the issuance of Common Shares in accordance with Section 11(a)(iii) or 11(d) hereof, and (iv) if appropriate, after receipt, promptly deliver such cash (or depository receipts, when appropriate) to or upon the order of the registered holder of such Right Certificate."

12. To add new Section 7(e) to read in its entirety as follows:

    "(e) Notwithstanding anything in this Agreement to the
contrary, neither the Rights Agent nor the Company shall be
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                                       5

obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 hereof or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate shall have
(i) completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall have reasonably requested."

13. To amend paragraph 3 of Section 9 to add at the end of the parenthetical that reads "subject to payment of the Purchase
Price" the following:

         "if required"

14. To amend Section 9 to add the following at the end of
Section 9:

    "The Company further consents and agrees to use its best efforts to (i) file on an appropriate form, as soon as practicable following the later to occur of a Triggering Event or the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities issuable upon exercise of the Rights,
(ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earliest of (A) the date as of which the Rights are no longer exercisable for such securities, (B) the Expiration Date, and (C) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.

    Notwithstanding anything in this Agreement to the contrary, the Company covenants and agrees that, after the Distribution
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                                       6

Date, it will not, except as permitted by Section 23 or Section 26 hereof, take any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

    In the event that the Company is obligated to pay cash and/or distribute other property pursuant to Sections 11, 13, and 14 hereof, it will make all arrangements necessary so that such cash and/or property are available for distribution by the Rights Agent, if and when appropriate."

15. To amend the first sentence of Section 10 to add at the end of the clause that reads "payment of the Purchase Price" the following:

         "if required"

16. To amend clause (C) of Section 11(a)(ii) to add at the end of clause C of Section 11(a)(ii) the following:

"; provided, however, that a Person shall not be deemed to have become the Beneficial Owner of 20% or more of the Common Shares then outstanding for the purposes of this Section 11(a)(ii)(C) solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (1) such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (2) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person,"

17. To amend Section 11(a)(ii) by deleting the language following Section 11(a)(ii) (C) (as amended pursuant to item 16 of this Amendment) in its entirety and replacing such language with the following:

"then, and in each such case, the Company shall make adjustments in the terms of the Rights so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement, at an exercise price per Right equal to the product of two times the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of Common Shares as shall equal the result obtained by (x) multiplying the product of two times the then-current Purchase Price by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the current per share market price of the
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Common Shares (determined pursuant to Section 11(e) hereof) on the date of the first occurrence of a Triggering Event. Notwithstanding anything in this Agreement to the contrary, from and after the later of the Distribution Date and the first occurrence of a Flip-In Event, (1) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement,
(2) no Right Certificate shall be issued pursuant to this Agreement that represents Rights that are beneficially owned by an Acquiring Person or any Affiliate or Associate thereof,
(3) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (4) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be cancelled. Notwithstanding anything to the contrary set forth herein, the provisions of this Section 11(a)(ii) shall not apply to any Permitted Transaction."

18. To amend Section 11(a)(iii) to read in its entirety as follows:

      "(iii) Upon the occurrence of a Flip-In Event, if
    there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing subsection (ii), the Directors of the Company shall use their best efforts promptly to authorize and, subject to the provisions of
    Section 9 hereof, make available for issuance additional Common Shares; provided, however, that if at any time after 90 calendar days after the first occurrence of a Flip-In Event, there shall not be sufficient Common Shares available for issuance upon the exercise of a Right, then the Company shall deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-In Event), which Common Shares and cash shall have an aggregate value equal to the excess of (x) the aggregate current per share market price (determined pursuant to
    Section 11(e) hereof) of all the Common Shares issuable in accordance with subsection (ii) of this Section 11(a) upon the exercise of a Right over (y) the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event. To the extent that any legal or contractual restrictions
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                                       8

    prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full."

19. To amend Section 11(d) to read in its entirety as follows:

        "(d) In the event that, following the Share
    Acquisition Date, directly or indirectly:

            (i) the Company shall consolidate with, or merge with or into, any other Person and the Company shall not be the continuing or surviving corporation of such merger or consolidation; or

          (ii) any Person shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

          (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons;

    then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of two (2) times the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer (as such term is hereinafter defined), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the product of two
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                                       9

    (2) times the then-current Purchase Price by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(e) hereof), on the date of consummation of such Flip-Over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of the consummation of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including, without limitation, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. For purposes of this
    Section 11(d), "Issuer" shall mean (A) in the case of any Flip-Over Event described in Sections 11(d)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 11(d)(ii) above), and (B) in the case of any Flip-Over Event described in Section 11(d)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (x) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-Over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (A) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be
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                                       10

references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (B) if there is no such corporation or other legal entity having outstanding equity securities, (1) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (2) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares. The Company shall not consummate any Flip-Over Event unless the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 11(d), and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights
Agent a supplemental agreement providing for the terms set forth in Section 11(d) and further providing that as promptly as practicable after the consummation of any Flip-Over Event, the Issuer shall:

          (A) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to
     (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities
     Act) until the earlier of the Expiration Date and the Final Expiration Date;

          (B) take all such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

          (C) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 11(d) shall similarly apply
to successive mergers or consolidations or sales or other
transfers.  In the event that a Flip-Over Event occurs at
any time after the occurrence of a Flip-In Event, the
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                                       11

    Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 11(d).

         In the event that the Company shall be the continuing or surviving corporation in a merger or consolidation referred to in subparagraph (ii) above and Common Shares of the Company are required to be issued upon exercise of the Rights following such merger or consolidation, and if there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing, the Directors of the Company shall use their best efforts promptly to authorize and, subject to the provisions of Section 9 hereof, make available for issuance additional Common Shares; provided, however, that if at any time after 90 calendar days after the first occurrence of a Flip-In Event, there shall not be sufficient Common Shares available for issuance upon the exercise of a Right, then the Company shall deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-In Event), which Common Shares and cash shall have an aggregate value equal to the excess of (x) the aggregate current per share market price (determined pursuant to Section 11(e) hereof) of all the Common Shares issuable in accordance with this Section 11(d) upon the exercise of a Right over (y) the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the occurrence of the merger or consolidation referred to in subparagraph (ii) above. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full."

20. To amend Section 11(o) to replace the clause "shares of Common Stock" with the following:

         "Common Shares"

21. To add new Section 11(p) to read in its entirety as follows:.

         "(p) Notwithstanding the provisions of Sections 11(a)
    (ii) and 11(d) hereof, the Directors of the Company may, at
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                                       12

their option, at any time after the later of the Distribution Date and the first occurrence of a Triggering Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of
Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange
Ratio"). Notwithstanding the foregoing, the Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company or any Subsidiary or any employee benefit plan of the Company or of any Subsidiary or any entity holding Common Shares for or pursuant to the terms of any such plan) together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. Immediately upon the action of the Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(p), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right with respect to such Rights thereafter of the holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange
Ratio. Promptly after the action of the Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(p), the Company shall publicly announce such action, and within 10 calendar days thereafter shall give notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights. In any exchange pursuant to this Section 11(p), the Company, at its option, may substitute for any Common
Share exchangeable for a Right, (i) cash, (ii) debt securities of the Company, (iii) other assets, or (iv) any combination of the foregoing, in any event having an aggregate value which the Directors of the Company shall have determined in good faith to be equal to the current per share market price of one Common Share (determined pursuant to Section 11(e) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this
    Section 11(p). The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exchange of a Right. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current per share market price of a whole Common Share (determined pursuant to Section 11(e) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11(p)."

22. To amend Section 17 to add at the end of the first sentence thereof the following:

    "or exchanged pursuant to the provisions of Section 11(p) hereof"

23. To amend Section 23(a) to read in its entirety as follows:

         "(a)    Prior to the earlier of the Expiration Date and
    the Final Expiration Date, the Directors of the Company may, at their option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of business on the later of (i) the Distribution Date and (ii) the Share Acquisition Date."

24. To delete Sections 23(b) and 23(f) in their entirety, and to renumber Sections 23(c), 23(d) and 23(e) as Sections 23(b),
23(c) and 23(d), respectively.

25. To delete the last two sentences of Section 23(c) (as renumbered by item 24 of this Amendment) and to add at the end of Section 23(c) the following:

    "; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights shall state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(e) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Directors of the Company (based upon the fair market value of such other consideration, determined by the Directors of the Company in good faith) or any combination thereof."

26. To amend Section 23(d) (as renumbered by item 24 of this Amendment) to replace the clause "paragraphs (a) or (b) above, or both," with the following:

    "paragraph (a) above"

27. The form of Right Certificate attached as Exhibit A to the Rights Agreement and the form of Summary of Rights attached as Exhibit B to the Rights Agreement are hereby amended to reflect the provisions of this Amendment.

28. This Amendment is effective as of October 28, 1991, and all references to the Rights Agreement shall, as of such date, be deemed to be references to the Rights Agreement, as amended by this Amendment.

                       Very truly yours,

                       THE LUBRIZOL CORPORATION


                       By:
                           Name:  L. E. Coleman
                           Title: Chairman & CEO


Agreed to and Accepted:

NATIONAL CITY BANK

By:
    Name:
    Title: